UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 3, 2017

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K, filed by Extreme Networks, Inc., a Delaware corporation (the “Company”), on October 3, 2017, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Brocade Communication Systems, Inc., a Delaware corporation (“Brocade”), to purchase the data center switching, routing and analytics business of Brocade and its subsidiaries.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated as of October 3, 2017, by and between Extreme Networks, Inc. and Brocade Communication Systems, Inc.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2017

EXTREME NETWORKS, INC.

/s/ Katy Motiey
Name: Katy Motiey
Title: Chief Administrative Officer – HR, General Counsel and Corporate Secretary